EXHIBIT 32

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, John M. Sharpe, Jr., hereby certifies as follows:

         1. I am the Chief Executive Officer and Chief Financial Officer, of Inner Systems, Inc. (the "Company").

         2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         3. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Inner Systems, Inc.



 SIGNATURE                     TITLE                                 DATE

                               President, Chief Executive        April 14, 2005
 /s/ John M. Sharpe, Jr.       Officer and Chief Financial
 ----------------------        Officer
 JOHN M. SHARPE, JR.